Exhibit 99.1

WILLOW FINANCIAL BANCORP, INC ANNOUNCES
CONFERENCE CALL TO DISCUSS SECOND QUARTER
FINANCIAL RESULTS FOR FISCAL 2007

Wayne, Pennsylvania – January 17, 2007 - Willow Financial Bancorp, Inc. (the “Company”) (Nasdaq/NMS: WFBC), the holding company for Willow Financial Bank (the “Bank”), today announced that its results for the second quarter of fiscal 2007 will be released on Wednesday, February 7, 2007 before the market opens. Upon its issuance, you may access a copy of the earnings release on the Company’s website at www.wfbonline.com.

In conjunction with the release, the Company will host a conference call on Wednesday, February 7, 2007 at 10:30 a.m. Eastern Time to discuss second quarter fiscal 2007 results, followed by a brief question and answer session.

Willow Financial Bancorp, Inc. invites all interested parties to listen to its conference call, which will be broadcast through a webcast on the Company’s website. To access the call, please visit the Company’s website at www.wfbonline.com.

Interested parties may also participate by calling 973-582-2761at 10:25 a.m. Eastern Time on February 7, 2007, and referencing ID #8346938. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Wednesday, February 21, 2007. The number to call for the taped replay is 973-341-3080 and the conference PIN is #8346938.

An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available through February 7, 2008.

About Willow Financial Bancorp:

Willow Financial Bancorp, Inc. is the holding company for Willow Financial Bank, a federally chartered savings bank. Willow Financial Bank was founded in 1909 and operates 28 branch locations in Bustleton, Dresher, Hatboro, Holland, Huntingdon Valley, Maple Glen, North Wales, Rhawnhurst, Roslyn Valley, Somerton, Southampton, Warminster (two), Willow Grove, Downingtown, Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle, Coatesville, Avondale, Wayne, Feasterville and West Chester, Pennsylvania.

Additional information is available at: www.willowfinancialbank.com.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp. management’s intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “will”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts

Company contact:

Willow Financial Bancorp

Joe Crowley

Chief Financial Officer

610-995-1700

JCrowley@wfbonline.com

or

Investor contact:

Gregory FCA Communications

Paul Johnson

Associate Vice President

610-642-8253, ext. 115

Paul@gregoryfca.com